  EXHIBIT 5.1

Sonfield & Sonfield
A Professional Corporation

LEON SONFIELD (1865-1934) GEORGE M. SONFIELD (1899-1967) ROBERT L. SONFIELD (1893-1972) ____________________ FRANKLIN D. ROOSEVELT, JR. (1914-1988)	Attorneys at Law 2500 Wilcrest Drive, Suite 300 Houston, Texas 77042-2754 www.sonfield.com Telecopier (713) 877-1547 ____ Telephone (713) 877-8333	ROBERT L. SONFIELD, JR. Managing Director robert@sonfield.com Jennifer Abney Legal Assistant jennifer@sonfield.com

November 3, 2016
Lode-Star Mining Inc.
13529 Skinner Road, Suite N
Cypress, TX 774291775
Ladies and Gentlemen:
You have requested our opinion as counsel for Lode-Star Mining Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the U.S. Securities and Exchange Commission. The Registration Statement relates to an offering of 10,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), that are to be issued to the selling shareholder (the “Selling Shareholder”) pursuant to that certain investment agreement dated July 25, 2015 (the “Agreement”).
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection with this opinion, we have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the articles of incorporation of the Company; (b) the bylaws of the Company; (c) the Agreement; and (d) the Registration Statement, including all exhibits thereto.
In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, any certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.
Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and when sold pursuant to the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable.
The opinions and other matters in this letter are qualified in their entirety and subject to the following:
(i) The opinions herein are limited to matters governed by the federal laws of the United States of America and the Nevada Private Corporations Chapter of the Nevada Revised Statutes, Nev. Rev. Stat. 78, including interpretations thereof in published opinions of the Nevada courts. Except as expressly stated above, we express no opinion with respect to any other law of the state of Nevada or any other jurisdiction.
(ii) This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstance that may hereafter come to our attention.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Sonfield & Sonfield
Sonfield & Sonfield